                                LEASE AGREEMENT

         THIS AGREEMENT OF LEASE executed in duplicate at Santa Monica, California this 15th day of September, 1994, is by and between Fireside Liquors, Inc., hereinafter referred to as "Lessor," and Wild Oats Markets Inc., hereinafter referred to as "Lessee."

                                    RECITALS

         A. Lessor is the owner of or party in control with full power and authority to lease the property and improvements commonly known as: 1425 MONTANA AVENUE AND THE APPROXIMATE ONE-HALF RENT OF 1421 MONTANA AVENUE AND THE REAR ONE HALF CONSISTING OF APPROXIMATELY 1,000 SQUARE FEET OF 1411 MONTANA AVENUE, SANTA MONICA, CA 90403.

         B. The subject matter of this agreement is the real estate described above and none other. There is no business opportunity being sold, leased, offered for sale or lease or being purchased. The improvement on said real estate being leased is a retail shop/store front. The real estate and improvements together, hereinafter shall be referred to as the "Premises."

         C. Lessee warrants that he or his agents have inspected the Premises and accepts same in "as is" condition and therefore enters into this agreement with no contingencies.

         D. Lessor makes no warranties as to the legality, economic feasibility or acceptability as to the intended purpose Lessee has in mind for the Premises now or in the future.

         E. This agreement together with any attached exhibits is intended to be a legally binding contract. If Lessee has any questions relative to the terms, covenants, conditions or provisions herein, he is advised to consult an attorney prior to executing this agreement.

         F. Any exhibits attached hereto are hereby made a part hereof by reference. If a conflict in terms or language should result between any exhibit and this agreement, the terms and language of the exhibit shall prevail. To be valid, exhibits must be signed by the parties hereto and their number and identification listed in the space provided below. These exhibits are identified as: EXHIBIT "A."

         NOW, THEREFORE, in consideration of the foregoing recitals and their mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessee and Lessor hereby agree as follows:





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
                                   LEASE TERM

         The term of this lease shall be ten years commencing on the 1st day of June, 1995, and ending at midnight Pacific Time on the 31st day of May, 2005.

                                      RENT

         Monthly rent shall be paid in advance on the 1st day of each month beginning with the month of September 1995, except that the first month's rent due on or before September 1, 1995 shall be paid on or before June 1, 1995. The beginning base monthly rent shall be TWENTY FOUR THOUSAND DOLLARS ($24,000.00).

         The base rent shall be adjusted as follows during the term of this lease:

         BASE RENT

                 MONTHS  1 -  36  $24,000.00 PER MONTH NNN
                 MONTHS 37 -  48  $20,000.00 PER MONTH NNN
                 MONTHS 49 -  60  $24,000.00 PER MONTH NNN
                 MONTHS 61 - 120  $27,600.00 PER MONTH NNN

                                TRIPLE NET LEASE

         The parties acknowledge that this lease is what is commonly called a triple net lease, it being understood that Lessor shall receive the rent set forth in the preceding paragraph free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the rent reserved by the preceding paragraph, Lessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs and any other charges, costs and expenses which arise or may be contemplated under any provisions of this lease during the term hereof. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this lease for the failure of Lessee to pay rent.

                        LEASE DEPOSITS AND PREPAID RENT

         Lessor hereby credits Lessee's rental account with TWENTY FOUR THOUSAND DOLLARS ($24,000.00) as a security deposit to secure the performance of this lease. It is agreed by the parties hereto that the security deposit shall be used to offset Lessor costs in the event of a Lessee default of any covenant or term herein. If Lessee fails to comply with the full and timely performance of any or all of Lessee's covenants and obligations set forth in this lease, then Lessor may, from time to time, without waiving any other remedy available to Lessor, use the security deposit, or any portion of





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it, to the extent necessary to cure or remedy such failure or to compensate
Lessor for all damages sustained by Lessor resulting from Lessee's failure to comply fully and timely with its obligations pursuant to this lease. Lessor's obligations with respect to the security deposit are those of a debtor and not a trustee. Lessor shall not be required to maintain the security deposit separate and apart from Lessor's general or other funds, and Lessor may commingle the security deposit with any of Lessor's general or other funds. Lessee shall not at any time be entitled to interest on the security deposit.

         On the thirty-seventh (37th) month of operation, if Lessee has not been in default of this Lease (or any of the terms, conditions, or duties herein contained), Lessor shall refund to Lessee the security deposit herein.

                            SUBLEASE AND ASSIGNMENT

         Lessee is prohibited from subleasing or assigning his interest herein, either in part or in total, to anyone without the prior written consent of Lessor. Any attempt to sublease or assign any interest, or part thereof, by Lessee, without Lessor's written consent, shall be deemed a material breach of this lease. In the event Lessor should give permission for one such sublease or assignment by Lessee, the permission granted on one occasion shall not be deemed permission for any subsequent sublease or assignment. Consent to sublease or assign shall be at the sole discretion of the Lessor which consent shall not be unreasonably withheld. It is agreed, however, that Lessor shall use the prospective sublessee or assignee's financial and business experience criteria to determine whether or not to give consent to Lessee's sublease or assignment.

                                WASTE - NUISANCE

         Lessee agrees not to commit nor to suffer to be committed any of the following: (a) any waste upon said premises; (b) any nuisance; (c) any action which will increase the rate of insurance upon the building(s) of which said premises are a part (the "building") or cause a cancellation of any insurance policy covering said building or any part thereof.

                                   HOLD OVER

         Lessee shall, upon the termination of this lease, quit the Premises and surrender the same in good order and condition, subject to reasonable use and wear. In the event Lessee holds over with the consent of the Lessor, then there shall exist a month-to-month tenancy under terms and conditions set forth at that time by the Lessor.

                                INDEMNIFICATION

         Lessee shall at its expense defend, indemnify, and hold Lessor and Lessor's agents, contractors, licensees, employees, directors, officers, partners and trustees (collectively, "Lessor's Employees") harmless from and against any and all claims, arising out of or in connection with Lessee's use of the Premises or the project (which





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project is commonly referred to as FIRESIDE PLAZA) of which the Premises are a part (the "Project"), the conduct of Lessee's business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Project, including the installation of alterations, Lessee's or Lessee's Employees' nonobservance or nonperformance of any statute, law, ordinance, rule of regulation, or any negligence or willful act or failure to act of Lessee or Lessee's Employees.

                                   INSURANCE

         A. Lessee's Insurance. Lessee shall have the following insurance obligations:

                 a. Liability Insurance. Lessee shall obtain and keep in full force a policy of comprehensive general liability and property damage insurance (including but not limited to automobile, personal injury, broad form contractual liability, owner's (i.e., Lessee's) contractors protective and broad form property damage) under which Lessee is named as the insured and Lessor, Lessor's agent and any lessors and mortgagees (whose names shall have been furnished to Lessee) are named as additional insureds. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Five Hundred Thousand Dollars ($2,5000,000.00). The policy shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee's and Lessee's Employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory.
The policy shall contain a severability of interest clause. Not more frequently than once each year, if, in the reasonable opinion of Lessor's lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as reasonably required by either Lessor's lender or Lessor's insurance consultant.

         b. Lessee's Property Insurance. Lessee at its cost shall maintain on all leasehold tenant improvements and on all of Lessee's personal property in, on or about the Premises, an "all risk" Property policy containing an agreed percent (90%) of the full replacement cost valuation. The proceeds from any such policy shall be used by Lessee for the replacement of such leasehold tenant improvements and personal property.

         c. Workers' Compensation Insurance. Lessee shall maintain Workers' Compensation insurance as required by law and Employer's Liability insurance in an amount not less than five Hundred Thousand Dollars ($500,000).

         d. Business Interruption/Extra Expense Insurance. Lessee shall maintain loss of income, business interruption and extra expense insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Lessee's property insurance described above but in no event less than One Million Dollars ($1,000,000.00). Such insurance will be carried with the same insurer that issues Lessee's property insurance.





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         e.      Other Coverage.  Lessee, at its cost, shall maintain such
other insurance as Lessor may reasonably require from time to time.

         f. Insurance Criteria. All the insurance required to be maintained by Lessee under this lease shall:

                 i. Be issued by insurance companies authorized to do business in the state of California, with a financial rating of at least an A:XIII status for any property insurance and B+:IX for any liability insurance as rated in the most recent edition of Best's Insurance Reports;

                 ii.      Be issued as a primary policy;

                 iii. Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and to Lessor's lender before cancellation or any material change in the coverage, scope, or amount of any policy; and

                 iv. With respect to property loss or damage, a waiver of subrogation must be obtained, as required by Subsection D below.

                 g. Evidence of Coverage. A certificate of insurance with a list of endorsements shall be deposited with Lessor at the commencement of the term, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Lessor and any other interested parties as additional insured shall be deposited with Lessor not less than seven (7) days before expiration of the term of the policy.

         B. Lessor's Insurance. Lessor shall have the following insurance obligations:

         Lessor shall maintain in effect at all times fire and hazard "all risk" insurance covering one hundred percent (100%) of the full replacement cost valuation of the building and Lessor's personal property including its business papers, furniture, fixtures, and equipment, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" policies for similar commercial/retail properties in the vicinity of the Project. Lessor shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, and (b) loss of rent insurance.

         C. Assumption of Risk/Waivers of Subrogation/Minimization of Duplication of Insurance Coverage/Limitations on Liability and Damages.

                 a. Purpose. The purpose of this provision is to allow Lessor and Lessee to allocate and assume certain risks to coincide with insurance coverages required to be maintained pursuant to the terms of this lease. Lessor and Lessee recognize the





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benefit that each will receive from the waivers of subrogation each is required to obtain pursuant to this Subsection and Subsection D below and that there are significant advantages to each in connection with minimizing duplication of insurance coverage. Lessor and Lessee further agree to accept and place certain limitations on each other's respective liabilities and responsibility for damages to coincide with required insurance coverages.

                 b.       Property Insurance.      Lessor agreed to insure, in
accordance with subsection B above, the building, the Project and Lessor's personal property including its business papers, furniture, fixtures, and equipment (collectively, "Lessor's Property"). Accordingly, Lessor agrees that Lessee will have no liability to Lessor in the event that Lessee damages or destroys, negligently or otherwise, all or any part of Lessor's Property, except to the extent said damage and/or destruction is not covered by insurance. Lessor will cause to be placed in its insurance policies covering Lessor's Property a waiver of subrogation so that its insurance company will not become subrogated to Lessor's rights and will not be able to proceed against Lessee in connection with any such damage or destruction which is covered by said insurance.

                 Lessee agrees to insure in accordance with Subsection A above all leasehold tenant improvements and Lessee's personal property including its business papers, furniture, fixtures, and equipment (collectively, "Lessee's Property". Accordingly, Lessee agrees that Lessor will have no liability to Lessee in the event Lessor damages or destroys, negligently or otherwise, all or any part of Lessee's Property. Lessee will cause to be placed in its insurance policies covering Lessee's Property a waiver of subrogation so that the insurance company will not become subrogated to Lessee's rights and will not be able to proceed against Lessor in connection with any such damage or destruction.

                 Lessor shall not be responsible or liable to Lessee for any damages or destruction to Lessee's Property caused by Lessor's employees, agents, or independent contractors (collectively, "Lessor's Associates"), and Lessee hereby releases Lessor from any claims resulting from damage or destruction to Lessee's Property caused directly or indirectly by Lessor and/or Lessor's Associates; provided, however, nothing herein shall be deemed to release Lessor's independent contractors from any such claims Lessee may have against Lessor's independent contractors.

                 c. Damage to Business and Loss of Rents. Lessor shall carry continuation of rent insurance and Lessee shall be responsible for carrying business interruption insurance (extra expense insurance) all in accordance with this Section of the lease. Accordingly, in the event that Lessor's Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Lessee and/or by Lessee's Associates, Lessor shall have no rights against Lessee and hereby releases Lessee from all Claims, including claims for loss of rent, by Lessor directly or indirectly resulting from the damage or destruction of Lessor's Property by conduct by Lessee and/or by Lessee's Associates. Likewise, in the event that Lessee's Property is damaged or destroyed





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because of any act or conduct, negligent or otherwise, by Lessor and/or by
Lessor's Associates, Lessee shall have no rights against Lessor and hereby releases Lessor from all claims by Lessor directly or indirectly resulting from the damage or destruction of Lessee's Property by the conduct of Lessor and/or Lessor's Associates; provided, however, nothing herein shall be deemed to release Lessee's or Lessor's independent contractors from any liability to Lessee and/or Lessor.

                 d. Injury and Death to Individuals. Lessor and Lessee understand that waivers of subrogation do not apply to injury and death to individuals. Lessor and Lessee shall each carry insurance, as provided by this Section of the lease, in connection with injury and death to individuals. Lessor hereby agrees to indemnify and hold harmless Lessee from any liability which Lessee may otherwise have with respect to injury or death to individuals occurring within the Project but outside the Premises except to the extent that such injury or death is caused by the negligence of Lessee and/or Lessee's Associates and is not covered by the insurance Lessor is required to carry under this lease. Likewise, Lessee agrees to defend and hold harmless Lessor from any liability for injury or death to persons occurring within the Premises except to the extent such injuries or death are caused by the negligence of Lessor and/or Lessor's Associates and is not covered by the insurance Lessee is required to carry under this lease.

                 e. Abatement of Rent. Except as provided in the Destruction of Premises and Eminent Domain Sections of this lease, Lessee shall not otherwise be entitled to rent abatement and shall not otherwise have, and hereby releases Lessor from, any Claims resulting from Lessee's inability to utilize all or any part of the Premises.

                 f. Limitation of Liability and Damages. Lessor agrees that in the event of a default by Lessee under the lease, Lessor will not have a right to collect from Lessee a greater amount of rent than Lessor would have been able to collect in the event that Lessee did not default under the lease. Lessor further agrees that it will use commercially reasonable efforts to mitigate its damages in connection with any default by Lessee. Nothing herein shall be construed to prevent Lessee or Lessor, if it is the prevailing party in connection with any litigation, dispute, or controversy between Lessor and Lessee, from collecting, and each agrees that under such circumstances the other shall have a right to collect and shall be awarded, (a) its reasonable attorneys' fees, costs, and expenses incurred in connection with any such litigation, dispute, or controversy and (b) interest, at the Interest Rate, on any amounts not paid when due.

         D.      Allocation of Insured Risks/Subrogation.   Lessor and Lessee
release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the building and/or the Project, or to the other's property in, on or about the Premises and the building and the Project, that are caused by or result from risks or perils insured against under any property insurance policies required by the lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury. Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of





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subrogation against either Lessor or Lessee in connection with any damage covered by any such policy or policies. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

                            EXPENSES PAID BY LESSEE

         Lessee shall pay to the appropriate party and in a timely manner all expenses associated with its occupancy of the Premises, including, but not limited to: (a) utilities, including water as shown on the water meter installed in the Premises; (b) interior and exterior maintenance (of every type and kind whether structural or non-structural) for the Premises except Lessor is responsible for those expenses that are considered to be capital improvements; (c) plate glass insurance and repair; (d) sign and awning repair replacement, and maintenance; (e) roof, except lessor is responsible for those expenses that are considered to be capital improvements, electrical and plumbing repairs and maintenance; (f) plaza trash removal and the cleaning and sanitizing of the trash removal area located in the Project; and (g) all personal property and personal taxes, assessments, and licenses. for the purposes of this paragraph, Lessor may elect to undertake repair(s) of those items specified above in sub-paragraphs (d) and (e) if Lessee fails to act after notice of Lessor's intent to repair. In the event Lessor shall elect to undertake such repair(s), then Lessee shall promptly reimburse Lessor upon Lessor's submitting a bill for reasonable costs of said repair(s).

         Lessee shall also pay to Lessor a pro rata share of the cost(s) of the operation, maintenance and/or repair of the building and the common areas of the FIRESIDE PLAZA shopping center (sometimes referred to herein as the "Project"). Lessee's share of the property taxes, assessments, fees, insurance, common area and building operation, maintenance and repairs shall be computed by adding the property taxes, assessments, fees insurance premiums, etc./bills for operation, maintenance and repairs of the properties located at 1401 through 1427 Montana and north to a depth of 170 feet (150' by 300') and the sum thereof shall be divided by the total square footage of rentable area in such properties to provide a "building per foot" cost, the parties agreeing that for purposes of this calculation the total amount of square footage of rentable area in such properties is 19,000. This building per foot cost shall then be multiplied by EIGHT





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THOUSAND TWO HUNDRED FIFTY (8,250) to yield the Lessee's share of the said expense(s). Said sum is due and payable upon presentation by Lessor of a statement to Lessee. During the first lease year common area maintenance (CAM) charges, taxes and insurance are estimated to be no more than $2.00 per square foot. Both parties agree that CAM shall not, barring any extraordinary expenses, increase by more than 5% per year.

Lessee shall also pay not later than fifteen (15) days before they become delinquent all taxes and assessments of every nature levied or assessed during the term of this lease on the property or any fixtures, equipment or furniture or personal property located on the Premises, Lessee shall furnish Lessor with proof of such payment not later than five (5) days before such tax or assessment becomes delinquent.

                                    PREMISES

         A. Use of Premises. The Premises shall be used only for: RETAIL FOOD/GROCERY STORE AND RELATED USES and for no other purpose without the written consent of the Lessor, and Lessee shall, as a material part of the consideration for this lease, not permit the Premises or any part thereof to be used for (1) the conduct of any offensive, noisy or dangerous activity that would increase the premiums for fire insurance on the Premises or the building;
(2) the creation of maintenance of a public nuisance; (3) anything which is against public regulations or rules of any public authority at any time applicable to the Premises; or (4) the sale or consumption of any alcoholic beverages or storage, displaying, gifting or dealing in any alcoholic beverages. Furthermore, Lessee acknowledges that the success of the Project as a whole depends on the quality of the operation, service and merchandise maintained by Lessee in the Premises. As a material consideration by Lessor to enter into this lease, Lessee will at all times maintain the quality of the operation, service and merchandise maintained by Lessee in the Premises consistent with a first-class retail food and grocery market at least comparable to the present quality of operation, service and merchandise typically found in a "Mrs. Gooch's" type of food market.

         B. Hours of Operation. Lessee shall, during the term of this lease and any extensions thereof, unless prevented by conditions beyond Lessee's control, conduct business of the nature specified above on the Premises in a efficient and diligent manner and keep said Premises open for the conduct of business from at least 10:00 a.m. to at least 8:00 p.m. seven (7) days per week, excluding major holidays. During all hours of operation, the "Liquor Dept." sign presently located in the Premises (or a suitable replacement therefor approved by Lessor) shall remain illuminated, it being agreed and understood that Lessor shall have no obligation to continue to maintain a liquor store in such remaining portion of the building throughout the term of this lease.

                            DESTRUCTION OF PREMISES

         Should any building or improvements on the Premises be damaged or destroyed by fire, the elements, acts of God or other causes, they shall be repaired or replaced by





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Lessor at Lessor's option or election and the rent payable by Lessee pursuant to this lease shall be abated to the extent such damage or destruction renders the Premises uninhabitable by Lessee. The Lessor may, at his option, either repair and restore the damaged building s and improvements or cancel this lease and return any unearned rent previously paid under this lease by Lessee. Notwithstanding the foregoing, if more than 50% of the Premises are damaged or destroyed, Lessee may, at its option, cancel this lease.

         This Section shall be Lessee's sole and exclusive remedy in the event of damage or destruction to the Premises, and Lessee, as a material inducement to Lessor entering into this lease, irrevocably waives and releases Lessee's rights under California Civil Code Sections 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee's business, or any annoyance arising from any damage to or destruction of all or any portion of the Premises or the building or the Project.

                                 EMINENT DOMAIN

         A. Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, the lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under threat of condemnation shall constitute a "taking" for the purpose of this Section of the lease. No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor any award which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Section of the lease shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee and Lessee shall be entitled to maintain an action for (a) the taking of Lessee's Personal Property, or (b) interruption of or damage to Lessee's business, or (c) Lessee's unamortized cost of the leasehold tenant improvements to the extent paid for by Lessee.

         B. Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of the lease under A above base rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the building to the extent of available condemnation proceeds.

         C. Exclusive Remedy. This Section of the lease shall be Lessee's sole and exclusive remedy in the event of a taking or condemnation. Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265.130.





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         D.      Release Upon Termination.  Upon termination of the lease
pursuant to this Section of the lease, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to the lease except such obligations and liabilities which arise or accrue prior to such termination.

                             CONDITION OF PREMISES

         Lessee stipulates that he has examined the Premises as well as the building, the Project and all improvements located on the Premises. Lessee acknowledges that Lessee accepts the Premises in their current as-is condition and that Lessor has not made any representations or warranties of any kind or type about the condition of the Premises, the building or the Project or its or their compliance with any applicable codes. Notwithstanding the foregoing, Lessor agrees to maintain the building and the plumbing, electrical and HVAC in good working order until June 1, 1995.

                       MAINTENANCE OF PREMISES BY LESSEE

         Lessee expressly agrees to repair and maintain the Premises, appurtenances, and the interior and exterior of the Premises in good and sanitary order, condition, and repair during the entire lease term. It is expressly understood that the Lessee agrees to undertake such repairs as part of the consideration for the rental under this lease except as provided for above.

                       IMPROVEMENTS ON PROPERTY OF LESSOR

         All alterations, changes and improvements built, constructed or placed on the Premises by Lessee, except movable fixtures, equipment and inventory, shall, unless otherwise provided by written agreement between Lessor and Lessee, be the property of the Lessor and remain on the Premises at the expiration or sooner termination of this lease. Nothing contained in this paragraph, however, shall authorize the Lessee to make or place any such alterations, changes or improvements on the Premises without having first obtained the written consent of Lessor, which consent shall not be unreasonably withheld. Landlord's consent shall not be required for non-structural alterations, changes or improvements in an amount less that $5,000.

                          SUBORDINATION AND ATTORNMENT

         A.      Obligations of Lessee.    The lease and the rights granted to
Lessee by the lease are and shall be subject and subordinate at all times to
(a) all ground or underlying leases affecting all or any part of the Project now or later existing and all amendments, renewals, modifications, supplements and extensions of the leases, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Project and/or any ground or underlying leasehold estate; provided however, that if Lessor or any lessor under an existing ground lease or beneficiary under an existing deed of trust elects at any time to have Lessee's interest in the lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, Lessee shall immediately execute all necessary subordination instruments or other documents confirming the subordination of such mortgage, deed of trust, ground or underlying lease to the lease.

         B. Attornment by Lessee. In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Project in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Project by trustee's sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under the lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee's landlord under this lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate the lease or to surrender possession of the Premises in the event of any such ground or underlying lease cancellation or termination or mortgage or deed of trust foreclosure.

                               NO LIENS BY LESSEE

         Lessee shall at all times keep the Premises, the building and the Project free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or for Lessee. At any time Lessee either desires or is required to make any alterations, Lessor may require Lessee, at Lessee's sole cost and expense, to obtain and provide to Lessor a completion and/or performance bond in a form and by a surety acceptable to Lessor and in an amount not less than one and one-half (1-1/2) times the estimated cost of such alterations to insure Lessor against liability from mechanics' and materialmen's liens and to insure completion of the work and may also require such additional items or assurances as Lessor may reasonably request. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee. Lessor reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor. Upon request by Lessee, Lessor agrees to subordinate its liens (common law and statutory) that exist or may exist on Lessee's equipment, fixtures or inventory to any bank or other lender.

                                    DEFAULTS

         Each of the following shall be a default by Lessee and a material breach of the lease:

         1. Lessee shall fail to make any payments owed by Lessee under the lease, as and when due, and where such failure is not cured within five (5) days following receipt of written notice by Lessee from Lessor. Any such notice shall be in lieu of, and not in addition to, any notice required under
Section 1161 of the California Code of Civil Procedure;

         2. Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under the lease that Lessee is obligated to observe or perform, other than that described in subparagraph no. 1 above, for a period of thirty (30) days after notice to Lessee of said failure; provided however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under the lease if Lessee shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecutes the same to completion. Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure; and

         3.      Lessee shall vacate or abandon the Premises.

                          LESSOR'S REMEDIES AND RIGHTS

         A.      Termination of Lease.       In the event of any default by
Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this lease or now or later permitted by law or equity, to terminate this lease by providing Lessee with a notice of termination. Upon termination, Lessor may recover any damages proximately caused by Lessee's failure to perform under the lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages which Lessor is entitled to recover under any statute now or later in effect. Lessor's damages include the worth, at the time of any award, of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the rental loss that the Lessee proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at three percent (3%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Lessor is entitled shall earn interest at the Interest Rate (as such term is defined in Subsection E. below).

         B.      Continuation of Lease.    In accordance with California Civil
Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this lease and abandoned the Premises, this lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this lease, including the right to recover rent as it becomes due under this lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this lease shall not constitute a termination of Lessee's right to possession.

In addition to its other rights under this lease, Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

         C.      Right of Entry.    In the event of any default by Lessee,
Lessor shall also have the right, with or without terminating this lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee's sole cost and expense. No removal by lessor of any persons or property in the Premises shall constitute an election to terminate this lease. Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction. Lessor's right of entry shall include the right to remodel the Premises and re-let the Premises. All reasonable costs incurred in such entry and re-letting shall be paid by Lessee. Rents collected by Lessor from any other lessee which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee. Lessee shall be responsible for any amounts not recovered by Lessor from any other lessee. Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee. No entry by Lessor shall prevent Lessor from later terminating the lease by written notice.

         D.      Right to Perform.    If Lessee fails to perform any covenant
or condition to be performed by Lessee, Lessor may perform such covenant or condition at its option, after notice to Lessee. All reasonable costs incurred by Lessor in so performing shall immediately be reimbursed to Lessor by Lessee, together with interest at the Interest Rate (as defined in Subsection E below) computed from the date incurred by Lessor. Any performance by Lessor of Lessee's obligations shall not waive or cure such default. Lessor may perform Lessee's defaulted obligation at Lessee's sole cost and expense without notice in the case of any emergency. All costs and expenses incurred by Lessor, including reasonable attorneys' fees (whether or not legal proceedings are instituted), in collecting rent or enforcing the obligations of Lessee under the lease shall be paid by Lessee to Lessor upon demand.

         E. If Lessee defaults in the payment of any installment of rent hereunder, such installment shall bear interest at the rate of one and one-half percent (1-1/2%) per month but in no event in excess of the maximum rate permitted by law (herein referred to as the "Interest Rate") from the date such payment is due until actually paid. In like manner, all other obligation, benefits, and monies which may become due under the terms hereof and which are paid by either party because of the default of the other, shall bear interest at the Interest Rate from the date such payments were made until the date the paying party is reimbursed by the defaulting party therefor.

         F.      Remedies Not Exclusive.   The rights and remedies of Lessor
set forth herein are not exclusive, and Lessor may exercise any other right or remedy available to it under this lease, at law or in equity.

                              RIGHT OF INSPECTION

         The Lessor and its agents have the right at all reasonable times during the term of this lease to enter the Premises for the purpose of inspecting the Premises and all building and improvements on the Premises.

                                 SQUARE FOOTAGE

         Lessor makes no warranty as to the exact or actual square footage of the Premises. If square footage is critical to Lessee's business operation, they it shall be his responsibility to measure and assure himself that the space provided is adequate to meet his needs. Lessor shall incur no liability in regard to error or mistake on this matter.

         Further, Lessee does warrant that he or his agents have inspected and/or measured and are satisfied with the Premises and the space regardless of the actual square footage therein.

                                   OCCUPANCY

         Occupancy of the Premises shall be made available to the Lessee by the Lessor on the 1st day of June 1995 or as soon thereafter as possible and the free rent period shall be extended accordingly.

                                TIME OF ESSENCE

         Time is of the essence of this lease.

                                WAIVER OF BREACH

         The waiver by Lessor of any breach of any provision this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

                                LITIGATION COSTS

         In any action or proceeding between Lessor and Lessee, the prevailing party shall be awarded costs and attorneys' fees.

                               PARTIAL INVALIDITY

         No partial invalidity of this lease shall affect the remainder.

                                    PARKING

         Parking is unassigned and for use of all FIRESIDE PLAZA customers. Parking for employees is not provided and is prohibited in the parking provided for FIRESIDE PLAZA. Lessee shall have the use of one (1) unassigned parking space for its employee use. Lessee shall, at its sole cost and expense, keep the parking lot adjacent to the Premises illuminated during hours of darkness for security reasons but only until two hours after business hours.

                                  LATE CHARGES

         All monies due Lessor by Lessee pursuant to the terms hereof shall be paid promptly when due and shall become subject to a late charge equal to ten percent (10%) of the overdue amount ten (10) days after the due date if not received by Lessor by that time. Notwithstanding the foregoing, Lessee shall not be liable for late charged until it has received one written notice in any given month that such month's rent payment was late.

                             GOVERNMENT REGULATIONS

         Should any governmental authority with jurisdiction over the Premises or the Lessor:

         1. Demand of the Lessor to improve the Premises or the Project, the cost of which, in the discretion of the Lessor, would render this lease no longer profitable for the Lessor;

         2. Limit or restrict the current use of the Premises or the Project;

         3. Limit, restrict, regulate or try to impose in any way standards for the amount of rent to be collected hereunder or on the manner in which rent is to be collected; or

         4. Require that the Premises or the Project conform in part or in total to earthquake standards of safety now in effect or hereinafter adopted by said governmental authority;

then, and in that event, this lease shall, at Lessor's option, automatically and without notice become a tenancy from month-to-month and any unused remainder of the lease term identified under the heading "Lease Term" herein above is hereby waived by both the Lessor and Lessee without liability incurred to either party by either party for any reason.

                             ESTOPPEL CERTIFICATES

         Lessee shall, at any time and from time to time upon request of Lessor, within ten (10) days following notice of such request from Lessor, execute, acknowledge and deliver to Lessor in recordable form, a certificate ("Estoppel Certificate") in writing in such form as Lessor or any of its lenders, prospective purchasers, lienholders or assignees may reasonably deem appropriate. Failure by Lessee to deliver the Estoppel Certificate within this ten (10) day period shall be deemed to establish conclusively that this lease is in full force and effect and has not been modified except as may be represented by Lessor. Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the Estoppel Certificate to any lender, purchaser, investor or lien holder if the Estoppel Certificate is not executed by Lessee and delivered to Lessor within the ten (10) day period; but such appointment and subsequent execution and delivery by Lessor shall not be deemed to have cured any default by Lessee under this Section of the Lease.

                            MODIFICATION FOR LENDER

         Upon Lessor's request, Lessee agrees to modify this lease to meet the requirements of any or all lenders or ground lessors selected by Lessor who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Project or any part thereof, provided that such modification does not (a) increase the base rent or any other monetary obligation or the cost of conducting business at the Premises; or (b) alter the term, or (c) materially adversely affect Lessee's rights under this lease.

                                    BROKERS

         Each party represents and warrants that it has not dealt with any real estate broker or agent other than CB COMMERCIAL in connection with this lease. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this lease or its negotiation by reason of any act or statement of the indemnifying party.

                              HAZARDOUS MATERIALS

         Lessee shall comply with all federal, state or local laws, ordinances or regulations relating to industrial hygiene and environmental conditions on, under or about the Premises including, but not limited to, soil and ground water conditions. Without limiting the generality of the foregoing, Lessee shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Project, nor permit Lessee's Employees (as such term is defined in this lease) to engage in such activities upon or about the Project. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of substances customarily used in connection with normal retail food/grocery market use provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises set forth in this lease, strictly in accordance with applicable laws and the manufacturers' instructions therefor,
(b) such substances shall not be disposed of, released or discharged on the Project, and shall be transported to and from the Premises in compliance with all applicable laws, and as Lessor shall reasonably require, (c) if any applicable law or Lessor's or Lessee's trash removal contractor requires that any such substances by disposed of separately from ordinary trash, Lessee shall make arrangements at Lessee's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Lessor), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Project upon expiration or earlier termination of this lease.

         The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a flammable explosive, radioactive material, hazardous or toxic chemical, substance, material or waste or component thereof (whether injurious by themselves or in conjunction with other materials) by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a material safety data sheet.

         If any Hazardous Material is released, discharged or disposed of by Lessee or Lessee's Employees on or about the Project or if any Hazardous Material is determined to be in or about the Premises in violation of the foregoing provisions, Lessee shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Project and any other affected property and clean or replace any affected personal property (whether or not owned by Lessor), at Lessee's expense. Such clean-up and removal work shall be subject to Lessor's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Lessor. If Lessee shall fail to comply with the provisions of this Section within five (5) days after written notice by Lessor, or such shorter time as may be required by applicable law or in order to minimize any hazard to persons or property, Lessor may (but shall not be obligated to) arrange for such compliance directly or as Lessee's agent through contractors or other parties selected by Lessor, at Lessee's expense (without limiting Lessor's other remedies under this lease or applicable law). If any Hazardous Material is released, discharged or disposed of on or about the Project and such release, discharge or disposal is not caused by Lessee, Lessee's Employees or other occupants of the Premises, such release, discharge or disposal shall be deemed casualty damage under the Destruction of Premises Section of this lease to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Lessor and Lessee shall have the obligations and rights respecting such casualty damage provided under such Section of this lease.

                                    HEADING

         Headings shall not limit or affect any paragraph in this lease.

                                OPTION TO EXTEND

         In consideration of the mutual promises, covenants, conditions and duties herein contained and other good and valuable consideration, Lessor grants to Lessee, if Lessee is not then in default under the lease, the exclusive right to extent the term of the lease on the Premises for two additional periods of ten (10) years each, from the original expiration date of the lease. In the event Lessee shall exercise this option to extend, the extended period of the lease shall be on the same terms, covenants, conditions and subject to the same exceptions and reservations contained in the lease except that the then current base rent shall be as follows:

         FIRST OPTION (10 YEARS):

                 MONTHS 121 - 189                  $31,740.00 PER MONTH NNN
                 MONTHS 181 - 240                  $36,501.00 PER MONTH NNN

         SECOND OPTION (10 YEARS):

                 MONTHS 241 - 300                  $41,976.15 PER MONTH NNN
                 MONTHS 301 - 360                  $48,272.57 PER MONTH NNN

this increased amount shall be the new base rent for the period specified in the option period. In order to exercise this option to extend, Lessee must notify Lessor, in writing not less than twelve (12) months prior to the expiration date of the lease, of its intention to extend. The option(s) described herein are an integral part of the lease and cannot separately be assigned, transferred or hypothecated (unless approved by Lessor as part of a sublease or assignment of Lessee's entire leasehold interest). Any attempt to assign, transfer or hypothecate any interest therein shall be null and void and, at Lessor's option, shall terminate the option(s).

                             RIGHT OF FIRST REFUSAL

         If Lessee, during the lease term, or any extension of the term, elects to sell all or any portion of its fixtures and/or equipment, including all fixtures and equipment upon termination of lease, as conducted at the Premises, Lessor shall have the right of first refusal to meet any bona fide offer of sale from a third party on the same terms and conditions of that offer, including, but not limited to the price and date for close of sale. Upon receipt of a bona fide third party offer to purchase the equipment and/or fixtures, Lessee shall notify Lessor in writing of the offer, its terms and conditions. Lessor, with twenty (20) days after the date of Lessee's notice shall notify Lessee in writing whether or not Lessor agrees to purchase the said equipment and/or fixtures on the same terms and conditions as contained in the third party offer.

                                    NOTICES

         Except as expressly provided by law, all notices or other communications between the parties hereto shall be in writing and mailed or hand-delivered to the Lessee at the Premises and to Lessor at 1421 Montana Avenue, Santa Monica, CA 90403. Either party may change its address for purposes of receipt of notices by giving written notice of that change to the other party.

                                  NO RECORDING

         Neither the lease, nor a memorandum thereof, may be recorded.

                                QUIET ENJOYMENT

         Lessor warrants to Lessee that this instrument, when executed and delivered, will constitute a binding obligation of Lessor, enforceable in accordance with its terms; that the execution and delivery of this instrument and performance of all of its terms will not conflict with or result in a breach of any law or ordinance, regulation, order, writ, injunction or decree, or of any agreement binding on Lessor; that (subject to conditions created by, or acts of, Lessee) the condition of the Premises is not now and will not upon commencement of the Term be in violation of any law, ordinance, order, notice or regulation of any kind; and that no consent by any court, governmental instrumentality or any other party is required for the execution and delivery of this instrument by Lessor, or for its performance by Lessor. Lessor hereby warrants that it is vested fee simple owner of record of the Shopping Center or is the party in control with full authority to lease. Lessor warrants that it will put Lessee into complete and exclusive possession of the Market, and into possession of the Common Area in common with the rights of other tenants, free from any agreement, easement, restriction, ordinance, zoning law or other law which would prevent or interfere with the operation of the Shopping Center or the Market. Lessor further warrants that if Lessee shall pay all rental and other sums as provided herein to be paid by Lessee and perform all the covenants of the Lease to be performed by Lessee, then Lessee shall, during the Term hereof, freely, peaceably and quietly occupy and enjoy the full possession of the Premises, together with all appurtenances and all other rights and privileges herein granted, without hindrance or interruption by Lessor or any other person(s) lawfully or equitably claiming by through or under the Lessor.

                                ENTIRE AGREEMENT

         This agreement is the entire agreement of the parties hereto and any verbal representations or agreements made by either party shall not be relied upon to amend, modify, govern or add to the provisions herein contained unless reduced to writing and signed by the obligated party and attached hereto.




                                NEGOTIATED TERMS

         This lease is a result of negotiations of the parties, each of which is sophisticated in commercial leasing matters and each of which has had the opportunity to be represented by counsel, and all of the terms have been agreed to by both Lessor and Lessee after negotiations. Accordingly, any rule of law or legal decision that would require interpretation of any provision of this lease against the party that has drafted it is not applicable and is waived. The provisions of this lease shall be interpreted in a reasonable manner to effect the purposes of the parties hereto.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this agreement and any exhibits identified herein and attached hereto the day and year first above written.


BY: /s/ Officer of Fireside Liquors, Inc.       BY: /s/ Elizabeth C. Cook
   --------------------------------------          ----------------------------
LESSOR - FIRESIDE LIQUORS, INC.                 LESSEE:  WILD OATS MARKETS, INC.

                                  EXHIBIT "A"

                                ADDITIONAL TERMS


1. Lessor agrees that, during the term of this Lease, it will not execute a lease for space surrounding the property within a five (5) mile radius with another Tenant whose primary business activities conflict with the operations of a natural-food grocery store or deli. The current Tenants of FIRESIDE PLAZA whose current use conflict with that of Lessee, their successors, assignees, sublessees, and/or purchasers are exempted from this exclusivity clause, provided such use remains comparable in size and nature to the current use.

2. Lessee shall have the use of up to one-half (1/2) of the existing pylon (roof) sign and maximum exposure upon the front exterior wall of the Premises (1425 Montana Avenue) provided, however, such signage does not impair FIRESIDE LIQUORS' existing signage. All modifications or additions to the current sign usage shall be in accordance with the ordinances, rules, regulations and laws currently in force, except where said modification or addition would adversely affect any current use "grandfathered" from previous law.

3. Lessor shall not add any additional leasable building square footage to any property adjacent to or part of existing building that may impair Lessee's business without reasonable consent of Lessee.

4. Lessor, Lessee, and CB COMMERCIAL REAL ESTATE GROUP, INC., Broker herein, warrant to each other that they have dealt with no other real estate broker in connection with transaction. Within ten (10) days from execution of this Lease, CB COMMERCIAL REAL ESTATE GROUP, INC. shall be paid a FORTY EIGHT THOUSAND DOLLAR ($48,000.00) commission by Lessor as and for their participation in this lease transaction.

                               (*to be attached*)